UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 22, 2016

TopBuild Corp.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36870	47-3096382
(State or other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

260 Jimmy Ann Drive, Daytona Beach, Florida	32114
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (386) 304-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 22, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of TopBuild Corp., a Delaware corporation (the “Company”), approved the following actions:

2015 Equity Grants Under Long Term Stock Incentive Plan

The Committee granted stock options and restricted shares in the following amounts to the following executive officers in respect of 2015 performance:

Name and Title	Stock Options	Restricted Shares
Gerald Volas, Chief Executive Officer	68,630	22,680
Robert M. Buck, President and Chief Operating Officer	33,090	10,930
John S. Peterson, Vice President and Chief Financial Officer	21,760	7,190
David Cushen, Senior Vice President of Operations, TruTeam Contractor Services	14,710	4,860
Mark R. Moore, President, Service Partners, LLC	15,690	–

Each of the grants of equity referred to above were made pursuant to the Company’s 2015 Long Term Stock Incentive Plan. Both the stock options and the restricted shares are subject to vesting. These equity awards will vest in five annual increments on each of the first five anniversaries of the date of grant (February 22, 2016). The exercise price of the stock options is $26.30, the closing price of the Company’s common stock on the New York Stock Exchange on the date of grant.

2016 Annual Equity Grants Under Long Term Stock Incentive Plan

Time-Based Stock Options

The Committee also approved the following time-based stock option grants in the following amounts to the following executive officers:

Name and Title	Time-Based Stock Options
Gerald Volas, Chief Executive Officer	78,430
Robert M. Buck, President and Chief Operating Officer	31,370
John S. Peterson, Vice President and Chief Financial Officer	20,590
David Cushen, Senior Vice President of Operations, TruTeam Contractor Services	12,550
Mark R. Moore, President, Service Partners, LLC	13,330

These grants were also made pursuant to the Company’s 2015 Long Term Stock Incentive Plan. The time-based stock options will vest in three annual increments on each of the first three anniversaries of the date of grant (February 22, 2016). The time-based stock options also have an exercise price of $26.30.

Performance-Based Restricted Stock Awards

The Committee also approved the grant of performance-based restricted stock awards as our long-term equity incentive plan for the 2016-2018 period. The grants were made under the Company’s 2015 Long Term Stock Incentive Plan. The performance-based restricted shares will vest on February 22, 2019, subject to the Company achieving certain pre-determined performance goals relating to the compounded annual growth rate in our earnings per share and our relative total shareholder return, over the three-year period ending on December 31, 2018. Target award levels for our executive officers are set forth in the table below. Partial payouts are permitted for performance that falls below target levels (in either of the two measures), and our executive officers may earn up to 200% of their target award level for performance that exceeds certain levels above target performance.

Name and Title	Performance-Based Restricted Shares
Gerald Volas, Chief Executive Officer	45,620
Robert M. Buck, President and Chief Operating Officer	18,260
John S. Peterson, Vice President and Chief Financial Officer	11,980
David Cushen, Senior Vice President of Operations, TruTeam Contractor Services	7,300
Mark R. Moore, President, Service Partners, LLC	7,760

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPBUILD CORP.

	By:	/s/ John S. Peterson
		Name:	John S. Peterson
		Title:	Vice President and Chief Financial Officer
Dated: February 26, 2016